Exhibit 99.1

Tenet Announces Definitive Agreement to Divest Memphis-Area Hospitals and Operations

DALLAS – Dec. 13, 2019 – Tenet Healthcare (NYSE: THC) has entered into a definitive agreement with Methodist Le Bonheur Healthcare to divest Tenet’s hospitals and other operations in the Memphis area. The agreement includes the sale of Saint Francis Hospital – Memphis and Saint Francis Hospital – Bartlett, the physician practices associated with both hospitals, and six MedPost urgent care centers.

The agreement provides that Tenet’s Conifer Health Solutions subsidiary will continue to provide revenue cycle management services to the hospitals following completion of the transaction. The transaction is expected to be completed in 2020, subject to regulatory approvals and customary closing conditions.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas with 110,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 65 hospitals and approximately 500 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, urgent care and imaging centers and other care sites and clinics. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other customers. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2018, and subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

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Investor Contact
Regina Nethery
469-893-6992
investorrelations@tenethealth.com

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